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                                                                    EXHIBIT 23.4

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                               November 18, 1997

Barnett Banks, Inc.
50 North Laura Street
Jacksonville, FL 32202-3638

Dear Sirs:

     We hereby consent to the inclusion of the Registration Statement on Form S-4 relating to the proposed merger of Barnett Banks, Inc. with and into NB Holdings Corporation, a wholly-owned subsidiary of NationsBank Corporation, of our opinion letter to the Board of Directors of Barnett Banks, Inc. included as Appendix D to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references to such letter and our firm name in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         MORGAN STANLEY & CO. INCORPORATED

                                         By: /s/ William M. Weiant
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